Exhibit 99.1
TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended December 31, 2008
	As Originally		As
	Reported	Adjustment	Adjusted
	(unaudited)

Revenue	$86,294	$—	$86,294
Cost of revenue	56,624	—	56,624

Gross profit	29,670	—	29,670

Operating expenses:
Research and development	12,041	—	12,041
Selling, general and administrative	10,486	—	10,486

Total operating expenses	22,527	—	22,527

Income (loss) from operations	7,143	—	7,143
Other income (expense):
Interest income	858	—	858
Interest expense	(15)	—	(15)
Other income (expense), net	700	—	700

Total other income (expense)	1,543	—	1,543

Income (loss) before income tax and noncontrolling interests	8,686	—	8,686
Income tax expense	22,551	—	22,551

Income (loss) before noncontrolling interests	(13,865)	—	(13,865)
Noncontrolling interests	2,341	622	2,963

Net income (loss)	(11,524)	622	(10,902)
Accretion of redeemable convertible preferred stock	—	—	—

Net income (loss) attributable to common shareholders	$(11,524)	$622	$(10,902)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.22)	$—	$(0.22)

Diluted	$(0.22)	$—	$(0.22)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	51,832	(1,480)	50,352

Diluted	51,832	(1,480)	50,352

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Twelve months ended December 31, 2008
	As Originally		As
	Reported	Adjustment	Adjusted
	(unaudited)

Revenue	$204,589	$—	$204,589
Cost of revenue	155,083	—	155,083

Gross profit	49,506	—	49,506

Operating expenses:
Research and development	42,557	—	42,557
Selling, general and administrative	46,336	—	46,336

Total operating expenses	88,893	—	88,893

Income (loss) from operations	(39,387)	—	(39,387)
Other income (expense):
Interest income	4,754	—	4,754
Interest expense	(49)	—	(49)
Other income (expense), net	1,023	—	1,023

Total other income (expense)	5,728	—	5,728

Income (loss) before income tax and noncontrolling interests	(33,659)	—	(33,659)
Income tax expense	10,331	—	10,331

Income (loss) before noncontrolling interests	(43,990)	—	(43,990)
Noncontrolling interests	6,480	622	7,102

Net income (loss)	(37,510)	622	(36,888)
Accretion of redeemable convertible preferred stock	—	—	—

Net income (loss) attributable to common shareholders	$(37,510)	$622	$(36,888)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.74)	$0.01	$(0.73)

Diluted	$(0.74)	$0.01	$(0.73)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	50,704	(505)	50,199

Diluted	50,704	(505)	50,199

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2008
	As Originally		As
	Reported	Adjustment	Adjusted
	(unaudited)
ASSETS
Cash and equivalents	$65,967	$—	$65,967
Short-term investments	88,825	—	88,825
Receivables, net	41,259	—	41,259
Inventories, net	63,983	—	63,983
Prepaid expenses and other current assets	1,890	—	1,890

Total current assets	261,924	—	261,924
Property and equipment, net	22,157	—	22,157
Deferred tax assets	—	—	—
Other non-current assets, net	11,851	—	11,851

TOTAL ASSETS	$295,932	$—	$295,932

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$7,804	$—	$7,804
Accrued expenses	18,471	—	18,471
Accrued warranties	7,431	—	7,431
Deferred revenue	28,139	—	28,139
Customer deposits	15,494	—	15,494

Total current liabilities	77,339	—	77,339
Other non-current liabilities	7,207	—	7,207

TOTAL LIABILITIES	84,546	—	84,546

Noncontrolling interests	2,777	(622)	2,155

TOTAL SHAREHOLDERS’ EQUITY	208,609	622	209,231

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$295,932	$—	$295,932

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended December 31, 2008				Year ended December 31, 2008
	Tomo	CPAC	Elims	Consolidated	Tomo	CPAC	Elims	Consolidated
	(unaudited)				(unaudited)
As Originally Reported:
Income (loss) before noncontrolling interests	$(10,983)	$(2,882)	$—	$(13,865)	$(35,851)	$(8,139)	$—	$(43,990)
Noncontrolling interests	—	—	2,341	2,341	—	—	6,480	6,480

Net income (loss)	$(10,983)	$(2,882)	$2,341	$(11,524)	$(35,851)	$(8,139)	$6,480	$(37,510)

Adjustment:
Income (loss) before noncontrolling interests	$—	$—	$—	$—	$—	$—	$—	$—
Noncontrolling interests	—	—	622	622	—	—	622	622

Net income (loss)	$—	$—	$622	$622	$—	$—	$622	$622

As Adjusted:
Income (loss) before noncontrolling interests	$(10,983)	$(2,882)	$—	$(13,865)	$(35,851)	$(8,139)	$—	$(43,990)
Noncontrolling interests	—	—	2,963	2,963	—	—	7,102	7,102

Net income (loss)	$(10,983)	$(2,882)	$2,963	$(10,902)	$(35,851)	$(8,139)	$7,102	$(36,888)

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
REGULATION G RECONCILIATION SCHEDULE
(In thousands, except per share amounts)

	Three months ended December 31, 2008
	As Originally		As
	Reported	Adjustment	Adjusted

Net loss, as reported	$(11,524)	$622	$(10,902)
Deferred Tax Valuation Allowance	20,584	—	20,584

Net income (loss), as adjusted	$9,060	$622	$9,682

Basic EPS, as reported	$(0.22)	$—	$(0.22)
Deferred Tax Valuation Allowance	0.39	0.02	0.41

Basic EPS, as adjusted	$0.17	$0.02	$0.19

Diluted EPS, as adjusted	$0.17	$0.02	$0.19

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	51,832	(1,480)	50,352

Diluted	52,143	(1,480)	50,663

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
REGULATION G RECONCILIATION SCHEDULE
(In thousands, except per share amounts)

	Twelve months ended December 31, 2008
	As Originally		As
	Reported	Adjustment	Adjusted

Net loss, as reported	$(37,510)	$622	$(36,888)
Deferred Tax Valuation Allowance	20,824	—	20,824

Net income (loss), as adjusted	$(16,686)	$622	$(16,064)

Basic EPS, as reported	$(0.74)	$0.01	$(0.73)
Deferred Tax Valuation Allowance	0.41	—	0.41

Basic EPS, as adjusted	$(0.33)	$0.01	$(0.32)

Diluted EPS, as adjusted	$(0.33)	$0.01	$(0.32)

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common shareholders:
Basic	50,704	505	50,199

Diluted	50,704	—	50,199

This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company believes that it is meaningful for investors to be made aware of and be assisted in gaining a better understanding of the relative impact of recording a 100% valuation allowance against the company’s deferred tax assets. The adjusted information is intended to be more indicative of the company’s core operating results.